[LOGO OF CYPRUS AMAX MINERALS
 COMPANY APPEARS HERE]


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT FOR CYPRUS AMAX MINERALS COMPANY

To be held on Wednesday, May 7, 1997 at 10 a.m. in the Summit Room of the Inverness Hotel and Golf Club 200 Inverness Drive West Englewood, Colorado 80112

NOTICE OF MEETING

  The Annual Meeting of Shareholders of Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus Amax"), will be held in the Summit Room of the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112, on May 7, 1997 at 10:00 in the morning for the following purposes:

    (1) electing three directors;

    (2) approving the Management Incentive Program, as amended and restated;

    (3) approving Price Waterhouse LLP to serve as independent accountants for Cyprus Amax for the 1997 fiscal year;

    (4) considering and acting upon a shareholder proposal regarding an independent nominating committee of the Board of Directors of Cyprus Amax; and

    (5) transacting such other business as properly may come before the meeting or any adjournment thereof.

  The close of business on March 10, 1997 has been fixed as the record date for the annual meeting. All holders of common stock of record at that time are entitled to vote at the meeting.

  It is important that your stock be represented at the meeting. Whether or not you plan to attend, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares will be voted. You may revoke your proxy at any time before it is voted at the meeting by submitting a written revocation or a new proxy or by attending the meeting and voting in person.

Philip C. Wolf
Senior Vice President, General Counsel
and Secretary

March 21, 1997

PROXY STATEMENT

Cyprus Amax Minerals Company
9100 East Mineral Circle
Englewood, Colorado 80112

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Cyprus Amax Minerals Company ("Cyprus Amax" or "the Company") for the Annual Meeting of Shareholders to be held on May 7, 1997. Only holders of Cyprus Amax common stock ("Common Stock") of record at the close of business on March 10, 1997, will be entitled to vote at the meeting, each share of such Common Stock being entitled to one vote. On March 21, 1997, there were outstanding 93,323,929 shares of Common Stock. Assuming a quorum is present, the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting, either in person or by proxy, and entitled to vote is required to approve each of the matters presented to the shareholders. Abstentions are counted in tabulations of votes cast at the meeting and thus have the same effect as a negative vote, whereas shares not voted due to the failure of a broker to exercise his discretionary authority are not tabulated for purposes of determining whether a proposal has been approved. The proxy statement and enclosed form of proxy are being mailed on or about March 27, 1997 to each shareholder entitled to vote at the meeting. The Annual Report to Shareholders for the year ended December 31, 1996, which is not a part of this proxy statement, was mailed to shareholders commencing March 13, 1997.

  Properly executed proxies returned at or prior to the meeting, unless subsequently revoked, will be voted in accordance with the directions thereon. If no directions are specified, the shares represented by the proxy will be voted FOR proposals 1, 2, and 3 and AGAINST proposal 4. You may revoke your proxy at any time before it is voted at the meeting by submitting a written revocation or a new proxy to the Secretary of the Company or by attending the meeting and voting in person. The persons named in the proxy will have discretionary authority to vote with respect to additional matters that may properly come before the meeting.

  The entire cost of the solicitation of proxies will be borne by Cyprus Amax. In addition to solicitation by mail, officers and regular employees of Cyprus Amax may solicit proxies by telephone, telegraph, or personal contact. Additional solicitation of proxies of brokers, banks, nominees, and institutional investors will be made by Georgeson & Company Inc. at a cost to Cyprus Amax of approximately $8,000 plus out-of-pocket expenses.

ELECTION OF DIRECTORS

  Cyprus Amax's Certificate of Incorporation establishes a classified Board of Directors with three classes of directors. At each Annual Meeting of Shareholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three-year term. At this annual meeting, three directors are nominated for election to hold office until the Annual Meeting of Shareholders in 2000 or until their successors are elected and duly qualified.

  The Board of Directors has nominated John Hoyt Stookey, Billie B. Turner, and Milton H. Ward for election to the Board. Each nominee currently is a director of Cyprus Amax and was recommended to the Board by the Nominating Committee of the Board (the "Nominating Committee").

  Brief statements setting forth the principal occupations of and other information concerning the nominees appear below.


                        John Hoyt Stookey: Chairman, Suburban Propane Partners
 [PHOTO OF              since March 1996; age 67. Mr. Stookey has been a
 JOHN HOYT STOOKEY      director of Cyprus Amax since November 15, 1993, and
 APPEARS HERE]          his term will expire at the annual meeting in 1997.
                        Mr. Stookey served as Chairman of Quantum Chemical
                        Company, a subsidiary of Hanson PLC from 1984 through 1995, and as President from 1975 through 1993. He served from 1989 to 1993 as an executive officer of Petrolane Incorporated, Petrolane Finance Corporation and QJV Corp., affiliates of Quantum Chemical Company, which companies were reorganized on July 15, 1993 under the U.S. Bankruptcy Code. Mr. Stookey is a director of ACX Technologies, Inc., Chesapeake
                        Corporation, and the United States Trust Company of
                        New York.


                        Billie B. Turner: Retired Chairman, President and
  [PHOTO OF             Chief Executive Officer of IMC Fertilizer Group, Inc.;
  BILLIE B. TURNER      age 66. Mr. Turner has been a director of Cyprus Amax
  APPEARS HERE]         since October 22, 1992, and his term will expire at
                        the annual meeting in 1997. He served as Chairman, President and Chief Executive Officer of IMC
                        Fertilizer Group, Inc. from July 1987 until 1994. Mr.
                        Turner has held a variety of executive offices within the IMC organization since 1954. Mr. Turner is a director of IMC Global, Inc. and International
                        Minerals and Chemical Corporation (Canada).


                        Milton H. Ward: Chairman, President and Chief
 [PHOTO OF              Executive Officer of Cyprus Amax since May 14, 1992;
 MILTON H. WARD         age 64. His term as a director will expire at the
 APPEARS HERE]          annual meeting in 1997. Mr. Ward served as Director,
                        President, and Chief Operating Officer of Freeport-
                        McMoRan Inc. from 1983 until 1992 and as Chairman and Chief Executive Officer of Freeport McMoRan Copper &
                        Gold Inc. from 1984 until 1992. Mr. Ward is Chairman of the Board and Chief Executive Officer of Amax Gold
                        Inc. He is a director of the National Mining
                        Association.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF JOHN HOYT STOOKEY, BILLIE B. TURNER, AND MILTON H. WARD AS DIRECTORS OF CYPRUS AMAX. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted for the election of Messrs. Stookey, Turner, and Ward. Should any of these nominees become unavailable for election for any reason now unknown, the shares so represented will be voted for the election of such other person or persons as the Board of Directors may recommend. The affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy, is required to elect each director. Shares represented at the meeting that abstain from voting as to a nominee will have the same effect in the tabulation of votes as shares as to which authority to vote has been withheld. Shares represented by a proxy that is executed in such a manner as not to withhold authority are deemed to grant authority to vote for the nominees.

OTHER DIRECTORS

  Brief descriptions of the remaining members of the Board appear below.


                        Linda G. Alvarado: President and Chief Executive
 [PHOTO OF              Officer of Alvarado Construction Inc. since 1981; age
 LINDA A. ALVARADO      45. Ms. Alvarado has been a director of Cyprus Amax
 APPEARS HERE]          since December 14, 1989, and her term will expire at
                        the annual meeting in 1999. Ms. Alvarado is a director of Engelhard Corporation and Pitney Bowes, Inc.


                        George S. Ansell: President of the Colorado School of
 [PHOTO OF              Mines since 1984; age 62. Dr. Ansell has been a
 GEORGE S. ANSELL       director of Cyprus Amax since December 3, 1987, and
 APPEARS HERE]          his term will expire at the annual meeting in 1999.
                        From 1974 to 1984, Dr. Ansell served as Dean of the
                        School of Engineering of Rensselaer Polytechnic
                        Institute. Dr. Ansell is a director of OEA, Inc.

                        Allen Born: Chairman and Chief Executive Officer of
[PHOTO OF ALLEN         Alumax Inc. since November 15, 1993; age 63. Mr. Born
 BORN APPEARS HERE]     has been a director of Cyprus Amax since November 15,
                        1993, served as Co-Chairman from November 1993 through November 1995 and served as Vice Chairman from November 1995 through May 1996. His term will expire at the annual meeting in 1999. Mr. Born was Chairman of AMAX Inc. from June 1988 until November 1993 and
                        Chief Executive Officer of AMAX Inc. from January 1986 until November 1993. He served as President and Chief
                        Operating Officer of AMAX Inc. from June 1985 through
                        July 1991. Mr. Born is a director of AK Steel, Alumax
                        Inc., and Amax Gold Inc. Mr. Born also is Chairman of the Aluminum Association and a director of the International Primary Aluminum Institute.


                        William C. Bousquette: Independent Financial
[PHOTO OF WILLIAM       Consultant since December 1996; age 60. Mr. Bousquette
 C. BOUSQUETTE          has been a director of Cyprus Amax since December 5,
 APPEARS HERE]          1991, and his term will expire at the annual meeting
                        in 1998. Mr. Bousquette served as Senior Vice
                        President and Chief Financial Officer of Texaco Inc.
                        from January 1995 until December 1996. He was
                        Executive Vice President and Chief Financial Officer of Tandy Corporation from January 1994 until January
                        1995 and from November 1990 until January 1993. Mr.
                        Bousquette was Chief Executive Officer of TE
                        Electronics, a subsidiary of Tandy Corporation, from January 1993 until January 1994. He was Executive Vice
                        President and Chief Financial Officer of Emerson
                        Electric Company from 1984 until 1990. Mr. Bousquette is a director of O'Sullivan Industries Holdings, Inc.


                        Thomas V. Falkie: President and Chief Executive
[PHOTO OF THOMAS V.     Officer of Berwind Natural Resources Corporation since
 FALKIE APPEARS HERE]   1977; age 62. Dr. Falkie has been a director of Cyprus
                        Amax since July 1, 1988, and his term will expire at the annual meeting in 1998. He was Director of the United States Bureau of Mines from 1974 to 1977 and head of the Mineral Engineering Department of Pennsylvania State University from 1969 to 1974. Dr.
                        Falkie is a director of the National Coal Association and the National Mining Association, and a member of the Governing Council of the National Academy of Engineering.

                        Ann Maynard Gray: President of Diversified Publishing
[PHOTO OF ANN MAYNARD   Group, ABC, Inc. since April 1991; age 51. Ms. Gray
 GRAY APPEARS HERE]     has been a director of Cyprus Amax since November 15,
                        1993, and her term will expire at the annual meeting in 1998. For more than five years prior to 1991, Ms.
                        Gray held various senior financial and managerial positions within the ABC, Inc. organization. Ms. Gray is a director of PanEnergy Corporation.


                        James C. Huntington, Jr.: Independent Businessman
[PHOTO OF JAMES C.      since 1988; age 69. Mr. Huntington has been a director
 HUNTINGTON, JR.        of Cyprus Amax since November 15, 1993. His term will
 APPEARS HERE]          expire at the annual meeting in 1997 and he is not
                        seeking reelection. Mr. Huntington was Senior Vice
                        President, Finance and Administration of American
                        Standard Inc. from 1987 through August 1988. He is a director of Alumax Inc., Dravo Corporation, and
                        Westinghouse Air Brake Company.


                        Michael A. Morphy: Independent Businessman since 1985;
[PHOTO OF MICHAEL A.    age 64. Mr. Morphy has been a director of Cyprus Amax
 MORPHY APPEARS HERE]   since July 1, 1985, and his term will expire at the
                        annual meeting in 1999. He was President and Chief
                        Executive Officer of California Portland Cement
                        Company from 1972 until 1981, and served as its Chairman from 1981 through 1985. Mr. Morphy was Vice
                        Chairman of CalMat Co. in 1984 and 1985. Mr. Morphy is a director of Monterey Resources, Inc. and Santa Fe
                        Pacific Pipelines, L.P.


                        Rockwell A. Schnabel: Chairman Trident Capital, L.P.
[PHOTO OF ROCKWELL      and former Deputy Secretary of the United States
 A. SCHNABEL APPEARS    Department of Commerce from 1989 to 1992; age 60. Mr.
 HERE]                  Schnabel has been a director of Cyprus Amax since
                        February 11, 1993, and his term will expire at the annual meeting in 1999. Mr. Schnabel served as Acting
                        Secretary of Commerce from December 1991 to March
                        1992. Prior to that, he served as the United States
                        Ambassador to the Republic of Finland from 1986 to 1989. Mr. Schnabel was with Bateman Eichler Hill
                        Richards, Inc. (investment bankers-member NYSE) from
                        1965 to 1983, serving as its President from 1980 to 1982. Mr. Schnabel is a director of CSG Systems Inc.,
                        International Game Technology, and Pegasus Systems
                        Inc.

                        Theodore M. Solso: President and Chief Operating
 [PHOTO OF              Officer of Cummins Engine Company, Inc. since February
 THEODORE M. SOLSO      1995; age 50. Mr. Solso has been a director of Cyprus
 APPEARS HERE]          Amax since November 15, 1993, and his term will expire
                        at the annual meeting in 1998. He has held various positions with Cummins Engine Company, Inc. since
                        1971. Mr. Solso is a director of Cummins Engine
                        Company, Inc., Cummins Engine Foundation, Amoco
                        Corporation, Irwin Financial Corporation, and The
                        Heritage Fund of Bartholomew County.


                        James A. Todd, Jr.: Chairman, Strategic Medical
 [PHOTO OF              Systems since December 1996; age 68. Mr. Todd has been
 JAMES A. TODD, JR.     a director of Cyprus Amax since October 22, 1992, and
 APPEARS HERE]          his term will expire at the annual meeting in 1998. He
                        served as Chairman of Birmingham Steel Corporation from 1991 until 1996, as Chief Executive Officer from
                        1984 until 1996, and as President from 1984 to 1991.
                        Mr. Todd is a director of the National Mining
                        Association.


APPROVAL OF THE MANAGEMENT INCENTIVE PROGRAM, AS AMENDED AND RESTATED

  On February 13, 1997, the Board of Directors unanimously adopted an amendment and restatement of the Management Incentive Program of Cyprus Amax Minerals Company (the "Program"), subject to shareholder approval at the annual meeting. The Program was initially adopted in 1985 and was amended and restated, and approved by the Company's shareholders in 1992.

  The Program, as proposed to be amended, is included as Appendix A to this proxy statement. A general description of the Program, including the significant amendments, is described below. This description is qualified in its entirety by reference to the complete text of the Program set forth in Appendix A.

  Shareholders are encouraged to review carefully the following information as well as the complete text of the Program included in Appendix A.

 Administration

  The Program is administered by the Compensation and Benefits Committee of the Board of Directors (the "Compensation Committee"). Each member of the Compensation Committee must satisfy the definition of "non-employee director" under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the definitions of "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the "Code").

  Under the Program, the Compensation Committee has the power to administer the Program and all grants and awards made under the Program, to prescribe, amend and rescind rules and regulations relating to the Program, and to make all determinations necessary or advisable for administering the Program. As amended, the Program also gives the Compensation Committee authority to extend the period during which an optionee may exercise a stock option after terminating employment, accelerate vesting of stock options or restricted stock, and waive any required employment period for the exercise of stock options.

  The Board of Directors generally may amend the Program, or terminate the Program, without shareholder approval. However, shareholder approval is required with respect to amendments that change the aggregate or individual maximum annual limits on grants or awards, the number of shares available for incentive stock option grants, and the minimum price per share at which stock options may be exercised. The Compensation Committee may also amend the Program to meet any requirements under the Code regarding incentive stock options.

 Types of Awards

  Under the Program, Cyprus Amax is able to grant stock options, with or without stock appreciation rights ("SARs"), and award shares of restricted stock. The purpose of the Program is to further the interest of Cyprus Amax and its shareholders by providing incentives to key employees, recognizing and rewarding key employees in a manner that enhances their proprietary and personal interest in Cyprus Amax's continued success and progress, and enabling Cyprus Amax to attract and retain key personnel.

  The Compensation Committee determines, among other things, the key employees to whom grants and awards are to be made and the amount and terms of each grant or award. Directors are eligible to receive grants and awards under the Program only if they are also employees of Cyprus Amax.

  Stock options. Key employees may be granted options to purchase shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of the grant. On March 20, 1997, the closing price of Common Stock on the New York Stock Exchange was $24.75 per share. Stock options granted may either be incentive stock options, meeting the requirements of
Section 422 of the Code, or nonqualified stock options. Stock options may be granted with or without SARs. SARs permit holders to surrender exercisable stock options in exchange for a payment, in either shares or cash, equal to the amount by which the market price of the shares on the date the rights are exercised exceeds the stock option exercise price.

  At the time of the grant, the Compensation Committee may provide that a stock option may become exercisable in installments or only after a specified period of employment has been completed after the date of the grant.

  The Program has been amended to provide that no incentive stock options shall be granted under the Program after June 30, 2006. Previously, such grants could not be made after June 30, 2001.

  Under the amended Program, both incentive stock options and nonqualified stock options expire no later than ten years from the date of grant. In addition, the Program authorizes the Compensation Committee, at the time a stock option is granted, to specify the length of time during which the option holder may exercise a stock option after ceasing to be employed by Cyprus Amax. If the employee retires, the stock option generally remains exercisable for three years. If the employee dies following retirement, the stock option remains exercisable for the remaining portion of the three year period plus an additional three months. The Program has been amended to provide that, in the event of a change of control, the stock option remains exercisable for 90 days. The Program previously provided that the stock option remained exercisable for six months and one day.

  With respect to employees who transfer between Cyprus Amax and Amax Gold Inc., the Program has been amended to treat Amax Gold Inc. as a participating subsidiary under the Program for purposes of determining whether an optionee has terminated employment with Cyprus Amax.

  The Program also has been amended to permit an optionee to elect, subject to rules and procedures established by the Compensation Committee, to irrevocably transfer nonqualified stock options to certain family members or a trust established for the benefit of such family members.

  Restricted stock. The Program also permits the award of shares of restricted stock to key employees. Restricted stock awards are subject to forfeiture to Cyprus Amax if the holder ceases to be employed by Cyprus Amax during a restricted period specified by the Compensation Committee. Restrictions typically lapse in four equal annual installments beginning on the first anniversary of the date of the award.

  As amended, the Program also authorizes the Compensation Committee to include in the terms of an award conditions requiring a forfeiture of the restricted stock if performance goals or other factors specified in the award are not attained. The Program provides that, with respect to the Chief Executive Officer and the next four highest compensated officers (other than the Chief Executive Officer) of Cyprus Amax (collectively, the "Named Executives"), the performance goals may be established in accordance with the performance-based compensation exemption under Section 162(m) of the Code. For an award to qualify for this exemption, the Compensation

Committee must: (1) fix the number of shares subject to the award, establish specific, objective goals and the period over which the performance goals must be attained, and set any other conditions upon which the award is contingent; and (2) certify in writing that the performance goals have been attained. The Program sets forth the general criteria applicable to the performance goals, rather than specific performance goals.

  The Program authorizes the Compensation Committee to include in any award of restricted stock the right of the recipient, upon termination of employment other than by reason of death, disability or retirement, to retain the restricted shares free of any restrictions that have not yet lapsed, to receive cash equal to the fair market value of such restricted shares, or to retain a portion of the restricted shares and receive cash for the remaining portion. In the event of death, disability, retirement, or a change of control, the restrictions lapse unless otherwise provided at the time of the award.

 Annual Limit on Shares Subject to Award

  The Program imposes an annual limit on the aggregate number of shares for which stock options may be granted or restricted stock may be awarded during each fiscal year. The annual limit is the sum of (1) 1.2 percent of the number of shares of Common Stock outstanding as of the end of the immediately preceding fiscal year plus (2) the cumulative number of carry forward shares from all prior fiscal years not previously used to make grants and awards. These carryforward shares include 324,598 shares as of December 31, 1996. In addition to that annual limit, the Program limits to 5,000,000 the aggregate number of shares which may be issued upon exercise of incentive stock options.

  In addition to the aggregate annual limit, the Program has been amended to impose a maximum annual individual limit on the number of shares subject to grants and awards that may be made to employees who are covered employees under Section 162(m)(3) of the Code (the "Covered Employees"). As amended, the Program provides that the maximum number of shares subject to stock option grants (with or without SARs) or restricted stock awards that may be made to a Covered Employee (excluding the Chief Executive Officer) in any fiscal year shall not exceed 10 percent of the total maximum annual limit on grants and awards available under the Program. The maximum number of shares subject to stock option grants (with or without SARs) and restricted stock awards that may be made to the Chief Executive Officer shall not exceed 50 percent of the maximum annual limit on grants and awards available under the Program.

 Federal Tax Consequences Regarding Stock Options

  There are no federal income tax consequences for either the employee who receives a grant or Cyprus Amax when a stock option is granted. The federal income tax consequences for both the employee and Cyprus Amax when a stock option is exercised and when the shares subsequently are sold vary depending upon whether the stock option is an incentive stock option or a nonqualified stock option.

  Incentive Stock Options. When an incentive stock option is exercised, the option holder generally will recognize no taxable income and Cyprus Amax is entitled to no deduction. If the option holder continues to hold the acquired shares until at least two years beyond the date of grant and one year beyond the date of exercise, any gain the holder realizes when the shares subsequently are sold will be taxed as a long-term capital gain. In such event, Cyprus Amax receives no deduction. If the option holder sells the acquired shares prior to the expiration of the prescribed holding periods, the holder will recognize ordinary income at the time of sale up to the amount of the difference between the exercise price and the fair market value of the shares at the date of exercise. If there is additional gain on the sale, the holder will recognize either a short-term or long-term capital gain on the additional gain. In this event, Cyprus Amax would be entitled to a deduction equal to the amount of ordinary income recognized by the holder. There may be additional tax consequences for an employee who exercises an incentive stock option and is subject to the alternative minimum taxable income provisions in the Code.

  Nonqualified Stock Options. Upon the exercise of a nonqualified stock option, the option holder will recognize ordinary income equal to the difference between the exercise price and the fair market value of the acquired shares on the date of exercise and Cyprus Amax is entitled to a deduction in an equal amount.

  Withholding. The Program has been amended to give Cyprus Amax the right either to reduce the number of shares of Common Stock deliverable pursuant to the Program by an amount which has a fair market value equal to the amount of all federal, state, or local taxes withheld, or to delay the transfer of shares of Common Stock deliverable pursuant to the Program until the employee has made a cash payment equal to the amount of all federal, state, or local taxes to be withheld.

  Benefits of the Program. The individuals who receive stock options and/or restricted shares and the number of shares of Common Stock included in each such grant or award are within the discretion of the Compensation Committee. The grants and awards that were received by or allocated to those participating in the Program during 1996 are shown below.

                                         RESTRICTED STOCK     STOCK OPTIONS
                                              AWARDS             GRANTED
                                        ------------------ --------------------
                                         DOLLAR
                                         VALUE    NUMBER     DOLLAR    NUMBER
                                          ($)    OF SHARES VALUE ($)  OF SHARES
                                        -------- --------- ---------- ---------
Milton H. Ward, Chairman,
President and Chief Executive Officer.. $      0       0   $7,826,295 1,150,000
Gerald J. Malys, Senior Vice President
and Chief Financial Officer............        0       0      252,071    42,700
Jeffrey G. Clevenger, Senior Vice
President, Copper......................        0       0      236,132    40,000
Garold R. Spindler, Senior Vice
President, Coal........................        0       0      164,702    27,900
Philip C. Wolf, Senior Vice President,
General Counsel, and Secretary.........        0       0      148,173    25,100
Executive Officer Group................        0       0    9,009,317 1,350,400
Non-Executive Officer Employee Group...  848,125  39,500    2,410,894   411,950

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MANAGEMENT INCENTIVE PROGRAM OF CYPRUS AMAX MINERALS COMPANY, AS AMENDED AND RESTATED.

APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS

  The Board of Directors, pursuant to the recommendation of the Audit Committee of the Board (the "Audit Committee"), unanimously recommends the appointment of Price Waterhouse LLP to serve as independent accountants for Cyprus Amax for the 1997 fiscal year. Price Waterhouse LLP has served as Cyprus Amax's independent accountants since 1985. Representatives of Price Waterhouse LLP will attend the annual meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate comments.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICE WATERHOUSE LLP TO SERVE AS INDEPENDENT ACCOUNTANTS FOR CYPRUS AMAX FOR THE 1997 FISCAL YEAR.

SHAREHOLDER PROPOSAL RELATING TO THE CREATION OF AN INDEPENDENT NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

  The New York City Employees' Retirement System, which owns 214,566 shares of Common Stock, has informed Cyprus Amax that it intends to propose the following resolution at the 1997 annual meeting. The address of the New York City Employees' Retirement System will be furnished upon request. The proposal and supporting statement, for which the Board of Directors and Cyprus Amax accept no responsibility, are set forth below.

 The Shareholder Proposal

  WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

  WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

  WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

  WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

  WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete,

  NOW THEREFORE, BE IT RESOLVED THAT: the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The Committee shall be composed solely of independent directors. For these purposes, an independent director is one who:
(1) has not been employed by the company or an affiliate in an executive capacity within the last five years; (2) is not a member of a company that is one of this company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) is not remunerated by the company for personal services (consisting of legal, accounting, investment banking, and management consulting services (whether or not as an employee) for a corporation, division, or similar organization that actually provides the personal services, nor an entity from which the company derives more than 50 percent of its gross revenues); (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; and (7) is not part of an interlocking directorate in which the CEO or other executive officers of the corporation serves on the board of another corporation that employs the director.

 The Shareholder's Statement of Support

  As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management.

  We urge you to vote FOR this proposal.

 Board of Directors Comments

  The Nominating Committee consists of seven members, five of whom (including the committee chairman) meet all seven tests for independence proposed by the shareholder resolution and one of whom meets tests two through seven. The seventh member is the Chairman and Chief Executive Officer of Cyprus Amax. The Nominating Committee and the Board have discussed the proposed shareholder resolution and have concluded that the Nominating Committee is, in every practical sense, an independent committee. The absence of the Chairman and Chief Executive Officer as a member would diminish the meaningful contribution he gives with respect to the requisite experience and qualifications of candidates for filling vacancies or additions to the Board of Directors. The independence of the Nominating Committee should be apparent in that the Board consists of 13 non-employee directors representing diverse backgrounds and strengths, and the Chairman and Chief Executive Officer. This diversity has been achieved by the independent actions of the current Nominating Committee.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE FOREGOING PROPOSAL.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows, as of March 21, 1997, the beneficial ownership of Common Stock held by each director, the Named Executives, and all directors and executive officers as a group. Unless otherwise specified, the directors and executive officers have sole voting and investment power with respect to these securities. Cyprus Amax currently has $4.00 Series A Convertible Preferred Stock issued and outstanding, none of which is beneficially owned by directors or executive officers.

                                                           NUMBER OF   PERCENT
   NAME OF BENEFICIAL OWNER                                 SHARES     OF CLASS
   ------------------------                                ---------   --------
   Milton H. Ward......................................... 1,291,316       1%
   Allen Born.............................................    22,148       *
   Linda G. Alvarado......................................     3,815       *
   George S. Ansell.......................................     2,875**     *
   William C. Bousquette..................................     5,084       *
   Thomas V. Falkie.......................................     6,091       *
   Ann Maynard Gray.......................................     3,853       *
   James C. Huntington, Jr. ..............................     3,500       *
   Michael A. Morphy......................................    16,429       *
   Rockwell A. Schnabel...................................    19,229       *
   Theodore M. Solso......................................     5,921       *
   John Hoyt Stookey......................................     2,915       *
   James A. Todd, Jr. ....................................     8,116       *
   Billie B. Turner.......................................     3,500       *
   Gerald J. Malys........................................   223,045**     *
   Jeffrey G. Clevenger...................................   151,660**     *
   Garold R. Spindler.....................................    69,694       *
   Philip C. Wolf.........................................   161,059       *
   All directors and executive officers as a group (22
    persons).............................................. 2,301,723       2%

--------
 * Amount of class is less than one percent.
** Dr. Ansell shares voting power with respect to 375 shares; Mr. Clevenger shares voting power with respect to 15,986 shares; and Mr. Malys shares voting power with respect to 14,000 shares.

  The shares shown include shares which certain persons have the rights to acquire within 60 days through the exercise of stock options issued under the Management Incentive Program. These shares include 909,552 for Mr. Ward, 127,982 for Mr. Malys, 67,700 for Mr. Clevenger, 43,950 for Mr. Spindler, 107,392 for Mr. Wolf, and 1,409,548 for all directors and executive officers as a group. The shares shown also include shares of restricted stock. These shares include 236,580 for Mr. Ward, 69,296 for Mr. Malys, 56,181 for Mr. Clevenger, 22,900 for Mr. Spindler, 44,450 for Mr. Wolf, and 542,325 for all directors and executive officers as a group.

The holders of restricted shares have the power to vote these shares, but do not have investment power with respect to these shares until they vest. Also included are shares held in the Deferred Compensation Plan (see page 16) and the employee savings plan (2,044 for Mr. Ward, 2,322 for Mr. Clevenger, 4,554 for Mr. Malys, 344 for Mr. Spindler, 9,217 for Mr. Wolf, and 22,356 for all executive officers as a group).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table shows, as of March 21, 1997, Common Stock held by the only person(s) known to Cyprus Amax to have beneficial ownership of more than five percent of its Common Stock:

                                                          NUMBER OF    PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER           SHARES      OF CLASS
            ------------------------------------          ---------    --------
   T. Rowe Price Trust Company as Trustee of the
   Company employee savings plan
   10090 Red Run Boulevard
   Owings Mills, MD 21117................................ 5,595,674(1)   5.9%
   T. Rowe Price Trust Company and T. Rowe Price
   Associates, Inc., for other funds and individual
   accounts 10090 Red Run Boulevard                                      Less
   Owings Mills, MD 21117................................    78,408    than 1%
   Trimark Investment Management Inc., as Manager and
   Trustee of certain mutual funds and individual
   accounts One First Canadian Place, Suite 5600
   P.O. Box 487
   Toronto ON M5X 1E5, Canada............................ 9,310,500(2)   9.9%

--------
(1) As to all of these shares, the Trustee has shared voting power and shared investment power. In light of rights given to the participants under the employee savings plan, the participants may be beneficial owners of some or all of the 3,054,077 shares (3.2 percent of the class) held by the Trustee that have been allocated to the participants' accounts.
(2) Trimark Financial Corporation, owner of 100 percent of the voting equity securities of Trimark Investment Management Inc., may be deemed to be a beneficial owner of the shares.

DIRECTOR COMPENSATION AND BUSINESS RELATIONSHIPS

  Director compensation. Directors who are not employees of Cyprus Amax receive an annual retainer of $25,000, a $1,000 fee for attendance at Board meetings, and a $1,000 fee for attendance at committee meetings and at other meetings at which their attendance is requested by Cyprus Amax. In addition, for meetings at which such person chairs, the chairman of the

Nominating Committee receives an additional $250, the chairman of the Employee Funds Investment Committee of the Board (the "Employee Funds Investment Committee") receives an additional $500, and the chairmen of the Audit and the Compensation Committees each receive an additional $5,000 per year or $500 per meeting, whichever is greater. All directors are reimbursed for expenses incurred in attending Board and committee meetings.

  The Company sponsors the Deferred Compensation Plan under which any director who is not an employee of the Company may elect to defer all or a portion of his or her director fees and related compensation. Amounts deferred under the Deferred Compensation Plan are credited to a participant's account, at the election of the participant, in the form of a right to receive shares of Common Stock at the closing market price on the Composite Tape of the New York Stock Exchange on the date such participant would have received such compensation had a deferral election not then been in effect, or the right to receive the cash value of an investment of a participant's deferred compensation into a specific investment fund.

  A distribution will be made to a participant upon termination of his or her directorship or, if he or she so elects, on any January 1 occurring thereafter. Such distribution will consist of (1) the number of whole shares credited to his or her account on the date of such distribution and a cash payment for any fractional shares or (2) cash. Of the 13 non-employee directors, Allen Born, William C. Bousquette, Thomas V. Falkie, Ann Maynard Gray, Rockwell A. Schnabel, Theodore M. Solso, John Hoyt Stookey and James A. Todd, Jr. have elected to participate in the Deferred Compensation Plan. The total Cyprus Amax shares owned in each participant's account as of March 21, 1997 is as follows: 0 for Mr. Born, 2,584 for Mr. Bousquette, 91 for Dr. Falkie, 2,203 for Ms. Gray, 3,729 for Mr. Schnabel, 3,921 for Mr. Solso, 915 for Mr. Stookey, and 4,116 for Mr. Todd. Michael A. Morphy, a former participant in the plan, owns 429 shares.

  On July 1 of each year, each director who is not on that date an employee of Cyprus Amax is granted 500 shares of Common Stock and is granted options to purchase 2,000 shares of Common Stock pursuant to the terms of the Amended and Restated Stock Plan for Non-Employee Directors, which was approved by shareholders in May 1996 (the "Stock Plan"). All grants are made at not less than 100 percent of the fair market value of a share of Common Stock on the date of the grant. Each stock option granted expires no later than ten years and one day after the date the stock option is granted. Before the stock option becomes vested and exercisable, a director may be required to complete a period of service as a member of the Board following the date of the grant. As of March 21, 1997, a total of 28,500 shares and 26,000 stock options had been granted to 13 directors under the Stock Plan.

  In 1995, the Board of Directors adopted a policy regarding stock ownership requirements of its directors. The policy requires each director to own Common Stock with an aggregate value equal to three times his or her annual retainer fee. The directors have five years to meet their stock ownership requirements.

  In February 1991, the Board of Directors adopted a retirement policy for the directors, establishing a retirement age of 70 for non-employee directors and 65 for employee directors. The policy provides that no individual shall be nominated, appointed, or elected to serve as a director for any period which would commence after such individual attains retirement age. Any director who reaches retirement age while serving a term as director may continue to serve until the first annual meeting following his or her attainment of retirement age.

  Effective 1990, Cyprus Amax adopted a non-qualified retirement plan for non-employee directors who have at least five years of service on the Board. The annual benefit payable upon retirement is an amount equal to the annual retainer which the eligible director received or would have received during the calendar year in which that director ceased to serve as a director. The benefits are payable for the life of the eligible director after the later of retirement from the Board or attainment of age 65.

  Certain business relationships. Under a consulting agreement in effect from November 1993 through November 1996, Mr. Born received payment at the rate of $300,000 per year from Cyprus Amax. Under that agreement, Mr. Born served as Co-Chairman of the Board and Chairman of the Executive Committee of the Board (the "Executive Committee") for two years from November 15, 1993, and thereafter served until the 1996 annual meeting as Vice Chairman of the Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held seven meetings in 1996.

  The Executive Committee, which met four times in 1996, has as its members Milton H. Ward (Chairman), Linda G. Alvarado, George S. Ansell, Allen Born, William C. Bousquette, James A. Todd, Jr., and Billie B. Turner. The committee has and may exercise all of the powers of the Board when the Board is not in session but may not take any action that legally may be taken only by the Board.

  The Audit Committee, which met two times in 1996, has as its members William
C. Bousquette (Chairman), Linda G. Alvarado, George S. Ansell, Ann Maynard Gray, James C. Huntington, Jr., Rockwell A. Schnabel, Theodore M. Solso, and John Hoyt Stookey, none of whom is an officer or employee of Cyprus Amax. The committee reviews audit examinations and annual financial reports and statements, as well as internal controls and results of internal auditing activities. It reviews in advance the engagement or discharge of independent accountants, the scope of their work, and the fees for all services provided.

  The Compensation Committee, which met five times in 1996, has as its members Billie B. Turner (Chairman), George S. Ansell, Thomas V. Falkie, Ann Maynard Gray, Michael A. Morphy, Theodore M. Solso, and James A. Todd, Jr. The committee oversees benefit plans and annual performance and merit increase budgets. The committee also administers the Management Incentive Program, which includes stock option and restricted stock provisions, and the Key Executive Long-Term Incentive Plan, and approves bonus pools and officer bonuses granted pursuant to the Annual Incentive Plan.

  The Employee Funds Investment Committee, which met two times in 1996, has as its members Michael A. Morphy (Chairman), Linda G. Alvarado, George S. Ansell, William C. Bousquette, Thomas V. Falkie, James C. Huntington, Jr., and Billie
B. Turner. The committee reviews the investment and performance of benefit plan trust funds and the selection and performance of benefit plan trust fund managers and oversees the funding arrangements and investment performances of salaried and hourly pension plans.

  The Nominating Committee, which met one time in 1996, has as its members James A. Todd, Jr. (Chairman), Allen Born, Thomas V. Falkie, Michael A. Morphy, Rockwell A. Schnabel, John Hoyt Stookey, and Milton H. Ward. The committee reviews and makes recommendations concerning the qualifications of individuals for election to the Board and recommends appointments to all Board committees. The committee also reviews the performance of Board members and reviews and approves the acceptance of directorships and trusteeships offered to senior officers of Cyprus Amax or its subsidiaries by other corporations, banks, or educational institutions.

  The Nominating Committee does not consider individuals nominated by shareholders for election to the Board. However, under the By-Laws, nominations for the election of directors may be made by any shareholder entitled to vote in the election of directors generally, but only if written notice of such shareholder's intent to make such nominations has been received by the Secretary of Cyprus Amax at 9100 East Mineral Circle, Englewood, Colorado 80112 not later than (1) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (2) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the number of shares of Cyprus Amax owned of record and beneficially by the shareholder; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of

Cyprus Amax. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

CUMULATIVE SHAREHOLDER RETURN

  The graph below shows a five-year comparison of cumulative total shareholder returns for Common Stock, the S&P 500 Index and the Company's peer index. The peer index includes Asarco Incorporated; Ashland Coal, Inc.; Cleveland-Cliffs Inc.; Cominco Ltd.; Echo Bay Mines Ltd.; Freeport-McMoRan Copper & Gold; Inco Limited; Noranda Inc.; Phelps Dodge Corporation; and Zeigler Coal Holding Company. The returns of the companies in the peer index are weighted based on their stock market capitalization as of the beginning of the period. Cumulative total shareholder return (on an assumed initial investment of $100 as of December 31, 1991), as determined at the end of each year, reflects the change in stock price, assuming the reinvestment of dividends.



                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
               AMONG CYPRUS AMAX, PEER INDEX AND S&P 500 INDEX


       Measurement period           CYPRUS       PEER      S&P 500
        (Fiscal Year Covered)        AMAX        INDEX      INDEX
       Measurement PT -
       12/31/91                    $ 100.0      $ 100.0    $ 100.0
       FYE 12/31/92                $ 141.9      $ 109.3    $ 107.5
       FYE 12/31/93                $ 120.0      $ 131.4    $ 118.2
       FYE 12/31/94                $ 124.8      $ 141.7    $ 119.7
       FYE 12/31/95                $ 128.1      $ 156.7    $ 164.6
       FYE 12/31/96                $ 118.7      $ 165.6    $ 202.7

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is comprised of seven directors who are not employees of the Company. The Compensation Committee is responsible for determining annually the compensation (including awards under compensation plans) to be paid to the Chief Executive Officer and other executive officers, including the Named Executives listed in the Summary Compensation Table on page 24. The following report reflects the compensation philosophy and pay determinations made by the Compensation Committee for 1996.

 Overview

  The Company's executive compensation program was adopted by the Compensation Committee in 1996. The executive compensation program consists of annual compensation and long-term incentive compensation plans. The program's overall objectives are to attract and retain the best executive talent, to focus executive behavior on achieving the Company's annual and long-term business objectives, to link executive and shareholder interest through equity-based plans, and to provide a compensation package that rewards financial and individual performance.

  The Company has retained a compensation consultant to review annually and advise the Compensation Committee on the Company's executive compensation program. The consultant's review provides an ongoing evaluation of the link between the Company's performance and its executive compensation program as compared to the performance and executive compensation programs of other companies that compete with the Company for executive talent. These competitors include some of the same companies represented in the Cumulative Shareholder Return graph on page 19, as well as other companies similar in size to the Company.

  For 1996, the Company's compensation strategy for the key executive group, other than the Chief Executive Officer, provided total compensation (including salary, bonus, stock options, and performance-based restricted stock with deferred cash incentive awards) that was targeted between the 50th percentile and the 75th percentile of the compensation packages at comparable companies. These targets were designed to provide meaningful rewards for superior performance.

  In assessing the performance of the Chief Executive Officer and determining his 1996 compensation, as well as reviewing and approving the Chief Executive Officer's recommendations for the 1996 performance of other senior management, the Compensation Committee considered: (1) the individual performance of the Chief Executive Officer and other senior management; (2) the level of responsibility and contribution of those individuals to the Company's performance; (3) the Company's performance based on both annual and long-term business goals and strategies; and (4) the need to attract and retain key personnel by providing total compensation opportunities that are competitive. The Compensation Committee determines the appropriate compensation package for each particular senior executive in light of the foregoing considerations and not based on a rigid formula or specific weightings.

 Annual Compensation (Base Salaries and Bonuses)

  The base salaries for senior management, excluding the Chief Executive Officer, are generally targeted to range between the median and 75th percentile of the Company's competitors. Pursuant to the Company's compensation program, the total annual cash compensation paid to senior management, excluding the Chief Executive Officer, is targeted in the upper quartile of the Company's competitors and thus combines current above average bonus opportunities with fully competitive base salaries.

  Under the Annual Incentive Plan, which was approved by shareholders in May 1996, the bonus awards made to the Named Executives and other senior management as a group are granted by the Compensation Committee from an incentive pool that is determined annually. The incentive bonus pool equals
1.5 percent of Consolidated Income from Continuing Operations Before Income Taxes, as adjusted for certain events. The Compensation Committee reviews the Company's objectives and the executives' objectives, which are presented by the Chief Executive Officer, at the beginning of the year. At the end of the year, the Compensation Committee grants awards to the executives based on Company, business unit, and individual performance compared to the agreed upon objectives, as well as recommendations of the Chief Executive Officer. For the Named Executives, the awards are limited to a fixed share of the pool and may be reduced but not increased at the discretion of the Compensation Committee.

 Long-Term Incentive Compensation

  The Company's Long-Term Incentive Program provides incentives to the Company's executive officers and key employees through a combination of stock options, restricted stock and performance-based restricted stock. The Long-Term Incentive Program has two components: (1) stock options and restricted stock, which are awarded under the Management Incentive Program, and (2) restricted stock and deferred cash incentive awards, which are awarded under the Key Executive Long-Term Incentive Plan.

  1. Management Incentive Program: Grants of stock options and restricted stock under the Management Incentive Program are designed to link the interests of key employees (206 in 1996) with those of the shareholders. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest at such time as determined by the Compensation Committee when the grant is made. Grants of stock options promote the creation of shareholder value since no benefit is realized unless stock price appreciation occurs.

  2. Key Executive Long-Term Incentive Plan: The Key Executive Long-Term Incentive Plan provides for awards of restricted stock. The restriction period is ten years from the date following the grant, but restrictions may lapse on an accelerated basis at the end of the third, fourth, fifth, or sixth calendar years if total shareholder return exceeds the median performance of certain peer mining companies. In this event, executives also will receive a deferred cash incentive award equal to the value of the shares for which restrictions have lapsed and such shares are valued at the stock price on the day the stock was awarded multiplied by the applicable tax rate in effect when the shares vested.

  In 1996, the Compensation Committee awarded stock options and performance-based restricted stock to individuals based on an assessment of the competitive market data and the pay strategy adopted in 1996, recommendations of the Chief Executive Officer, as well as the Compensation Committee's assessment of individual and, if applicable, business unit performance.

 Stock Ownership Requirements

  In 1995, Cyprus Amax adopted a policy that requires specific levels of stock ownership requirements by its Named Executives and other senior management. The policy requires the Company's Chief Executive Officer to own Common Stock with a value equal to five times his annual base salary and requires the other Named Executives to own Common Stock with a value equal to three times their respective base salaries. The required stock ownership levels must be achieved within five years.

 Compensation of Chairman, President and Chief Executive Officer

  Mr. Ward, who has over 40 years of experience in the mining industry, has been the Chairman, President and Chief Executive Officer of the Company since 1992. Although 1996 proved to be a very challenging year, under Mr. Ward's innovative, forward-thinking leadership the Company was able to: (1) develop, ahead of schedule, two large world-class ore bodies at Cerro Verde, Peru, and El Abra, Chile; (2) develop new coal properties in Utah and Australia and initiate novel marketing efforts, which increased Cyprus Amax's ability to react to changes resulting from electric utility deregulation; (3) through the Company's gold subsidiary, Amax Gold Inc., develop three new gold projects in Alaska, Chile, and Russia which are expected to nearly triple gold production while lowering costs; (4) develop new products and processes in the lithium group, which had record sales and earnings; (5) reduce significantly production costs through implementation of innovative technologies throughout the Company while increasing production; and (6) attract and retain top quality employees.

  A substantial portion of Mr. Ward's compensation is determined pursuant to the terms of the employment contract he entered into with the Company in 1996. For a description of Mr. Ward's employment contracts, see "Employment Contracts". The Compensation Committee reviewed the Company's performance for 1996 and Mr. Ward's role in attaining achievements noted above, as well as the other criteria described in the overview section, and determined that the compensation awarded to him was appropriate.

 Employee Remuneration in Excess of $1 Million

  Under Section 162(m) of the Code, federal income tax deductions taken by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under Section 162(m) of the Code, the deduction limit does not apply to payments which qualify as "performance based." To qualify as "performance based," compensation payments must be made from a plan that is administered by a committee of outside directors and be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the committee must certify that the performance goals were achieved before payments can be awarded. In order to qualify future payments under the Company's Annual Incentive Plan as "performance based," the Company obtained shareholder approval of the Annual Incentive Plan in May 1996.

  The Compensation Committee generally intends to administer the Company's compensation programs so that the total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based compensation" or which are exempt for other reasons. In 1996, the Company paid Mr. Ward total compensation in excess of $1 million in recognition of the Company's outstanding performance under his leadership. If the objectives of its executive compensation program so require, the Company may pay compensation in excess of $1 million to its executives which is not deductible.

                                       Billie B. Turner, Chairman
                                       George S. Ansell
                                       Thomas V. Falkie
                                       Ann Maynard Gray
                                       Michael A. Morphy
                                       Theodore M. Solso
                                       James A. Todd, Jr.

EXECUTIVE COMPENSATION

  The following tables set forth information for the years indicated concerning the compensation of the Chairman, President and Chief Executive Officer and each of the four other executives as of year-end 1996 who were the most highly compensated during 1996.

                          SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                       ANNUAL COMPENSATION               COMPENSATION AWARDS
                               --------------------------------------- ------------------------
                                                                        RESTRICTED  SECURITIES
        NAME AND                SALARY                  OTHER ANNUAL      STOCK     UNDERLYING       ALL OTHER
   PRINCIPAL POSITION     YEAR   ($)       BONUS ($)  COMPENSATION ($) AWARD ($)(1) OPTIONS (#) COMPENSATION ($)(2)
   ------------------     ---- --------    ---------- ---------------- ------------ ----------- -------------------
Milton H. Ward            1996 $708,000(3) $1,200,000     $  2,312(6)   $1,356,250   1,150,000        $3,879
Chairman, President, and  1995  619,990(4)  1,700,000        6,438(6)    1,522,500           0         4,127
Chief Executive Officer   1994  601,919(5)  1,000,000            0       1,230,000           0         5,050
Gerald J. Malys           1996  340,000       200,000       29,957(6)      385,175      42,700         3,851
Senior Vice President
 and                      1995  310,000       355,000       20,876(6)      367,938           0         4,092
Chief Financial Officer   1994  255,366       250,000            0         340,556           0         4,798
Jeffrey G. Clevenger      1996  310,000       185,000          257(6)      325,500      40,000         3,848
Senior Vice President,    1995  280,000       290,000          512(6)      350,175           0         4,023
Copper                    1994  237,946       165,000      163,783         289,358           0         4,770
Garold R. Spindler        1996  300,000       120,000        1,055(6)      252,263      27,900         3,842
Senior Vice President,    1995  275,000       230,000          512(6)      126,875      30,000         3,628
Coal                      1994        0             0            0               0           0             0
Philip C. Wolf            1996  260,000       150,000        1,854(6)      227,850      25,100         3,871
Senior Vice President,    1995  235,000       235,000          512(6)      241,063           0         4,129
General Counsel and       1994  217,440       125,000            0         240,926           0         4,460
Secretary

--------
(1) Restricted stock awards were made in January 1996. Amounts shown in the table reflect the fair market value of the stock on the date of the award. The actual value an executive may realize will depend upon the amount of the stock in respect of which restrictions lapse and the value realized, which may be greater or less than this amount. As of the end of fiscal 1996, the aggregate restricted stock holdings of the Named Executives was 406,944 shares with a fair market value of $9,563,184 based on the closing price of Common Stock of $23.50 per share on December 31, 1996. Such holdings include $5,244,260 (223,160 shares) for Mr. Ward; $1,654,800
    (70,417 shares) for Mr. Malys; $1,272,572 (54,152 shares) for Mr.
    Clevenger; $306,675 (13,050 shares) for Mr. Spindler; and $1,084,878 (46,165 shares) for Mr. Wolf. Restricted stock awards to Messrs. Ward, Malys, Clevenger, Spindler, and Wolf vest in three years upon achievement of certain performance-related criteria. For 5,000 shares of Mr. Spindler's award, restrictions lapse for 25 percent of the shares on each anniversary of the grant for each award, subject to his continued employment with the Company. Regular dividends are paid on all restricted stock awards.

(2) The amounts shown are the employer contributions to the employee savings plan. For 1996, the maximum recognizable compensation for purposes of calculating employer contributions is $150,000 based on IRS regulations.
(3) Does not include $292,000 reimbursed to Cyprus Amax by Amax Gold Inc. for Mr. Ward's salary and benefits for services he provided to Amax Gold Inc. during 1996.
(4) Does not include $280,010 reimbursed to Cyprus Amax by Amax Gold Inc. for Mr. Ward's salary and benefits for services he provided to Amax Gold Inc. during 1995.
(5) Does not include $199,309 reimbursed to Cyprus Amax by Amax Gold Inc. for Mr. Ward's salary and benefits for services he provided to Amax Gold Inc. during 1994.
(6) Gross up tax payment for certain benefits received by officers.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                           NUMBER OF     % OF TOTAL
                           SECURITIES     OPTIONS
                           UNDERLYING    GRANTED TO  EXERCISE OR                  GRANT DATE
                            OPTIONS     EMPLOYEES IN BASE PRICE    EXPIRATION      PRESENT
          NAME           GRANTED (#)(1) FISCAL YEAR   ($/SHARE)       DATE       VALUE ($)(2)
          ----           -------------- ------------ ----------- --------------- ------------
Milton H. Ward..........   1,150,000        65.3%     $26.4375   January 2, 2006  $7,826,295
Gerald J. Malys.........      42,700         2.4       26.4375   January 2, 2006     252,071
Jeffrey G. Clevenger....      40,000         2.3       26.4375   January 2, 2006     236,132
Garold R. Spindler......      27,900         1.6       26.4375   January 2, 2006     164,702
Philip C. Wolf..........      25,100         1.4       26.4375   January 2, 2006     148,173

--------
(1) The exercise price for each grant is equal to 100 percent of the fair market value of Common Stock on the grant date. The stock options expire ten years after the grant date.
(2) In accordance with Securities and Exchange Commission rules, the Company has chosen the Black-Scholes option pricing model to estimate the grant date present value of the stock options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing stock options. All stock option models, including the Black-Scholes model, require a prediction about the future movement of the market price of Common Stock. The following assumptions were made for purposes of calculating the Grant Date Present Value: A stock option term of ten years, volatility at 30 percent, dividend yield at 3.0 percent, and interest rate at 5.3 percent. The real value of the stock options in this table depends upon the actual performance of Common Stock during the applicable period.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED IN-THE-MONEY OPTIONS
                                                        OPTIONS AT                AT
                           SHARES                  FISCAL YEAR-END (#)   FISCAL YEAR-END ($)
                         ACQUIRED ON              ---------------------- --------------------
                          EXERCISE      VALUE          EXERCISABLE/          EXERCISABLE/
          NAME               (#)     REALIZED ($)     UNEXERCISABLE        UNEXERCISABLE(1)
          ----           ----------- ------------     -------------      --------------------
Milton H. Ward..........       0         $ 0       723,441 / 1,241,147       $     0 / 0
Gerald J. Malys.........       0           0       106,632 /    52,244        21,188 / 0
Jeffrey G. Clevenger....       0           0        47,700 /    45,900             0 / 0
Garold R. Spindler......       0           0             0 /    57,900             0 / 0
Philip C. Wolf..........       0           0        94,842 /    31,464        56,672 / 0

--------
(1) Amounts shown in this column represent the fair market value (average of the high and low) of the underlying Common Stock at year end minus the exercise price. The actual value, if any, an executive may realize upon exercise will depend upon the amount by which the market price of Common Stock exceeds the exercise price when the stock options are exercised. The actual value, therefore, may be greater or less than the value shown in the table.

  Employment Contracts. Cyprus Amax entered into a new employment contract with Mr. Ward effective as of January 1, 1996. The contract, which will expire on December 31, 2000, establishes a base salary and provides for a target cash bonus with actual payment determined by the Board. The bonus payment is subject to the limitation of the Annual Incentive Plan. The contract also provides that Mr. Ward is eligible to participate in employee benefit programs as well as supplemental retirement benefits and stock plans. The new contract primarily serves to reward Mr. Ward for accomplishments already attained and to encourage him to continue to implement strategies that enable the ongoing success of the Company. As such, the contract has been designed to connect Mr. Ward's future financial rewards with shareholder value creation. Mr. Ward agreed to fulfill his assigned duties and to avoid activities adverse to Cyprus Amax's interests both during and after the contract term. Cyprus Amax retains the right to terminate the employment agreement upon 30 days' notice. If employment is terminated other than due to breach of covenant (or retirement or resignation in certain circumstances), Mr. Ward would be entitled to a lump sum payment equal to his salary and bonus for the remainder of the contract period plus the actuarial equivalent of supplemental retirement benefits and welfare benefits for retirees. If permitted by applicable laws and plan provisions, Mr. Ward could be entitled to receive the value of any previously awarded restricted shares and a three- year period to exercise previously granted stock options.

  In November 1993, Cyprus Amax entered into agreements (the "Agreements") with Gerald J. Malys, Jeffrey G. Clevenger, Philip C. Wolf and one other executive officer. Pursuant to the

Agreements, each executive was granted stock options and restricted stock with a fair market value equal to the severance and other benefits they would have received under their prior employment arrangements in the event of a termination of employment. The restricted stock and stock options vest ratably over a four-year period with accelerated vesting in the event of an involuntary termination without Cause, a termination by the executive for Good Reason or by reason of death, Retirement or Disability, or in the event of a Change of Control (as such terms are defined in the Agreements). Upon an involuntary termination without Cause, or a termination by the executive for Good Reason or by reason of death, or Disability, the executive will be entitled to a cash payment equal to the actuarial equivalent of the excess of a full retirement benefit and the retirement benefit to which he is actually entitled and will be eligible for retiree welfare benefits. The executives will also receive an additional payment to make them whole for any excise tax imposed by Section 4999 of the Internal Revenue Code imposed upon the foregoing payments.

  Cyprus Amax also entered into change of control employment agreements with Milton H. Ward, Gerald J. Malys, Jeffrey G. Clevenger, Garold R. Spindler, Philip C. Wolf and one other executive officer (the "Employment Agreements"). The Employment Agreements become effective upon a Change of Control (as defined therein). If the executive is terminated other than for Cause or if the executive terminates employment under enumerated circumstances which constitute Good Reason (as such terms are defined in the Employment Agreements) or for any reason during the 30-day period following the first anniversary of the Change of Control, the executive will become entitled to a specific severance payment equal to three times the executive's yearly salary and bonus. The executives will also receive an additional payment to make them whole for any excise tax imposed by Section 4999 of the Internal Revenue Code imposed upon the foregoing payments.

  In February of 1994, Cyprus Amax adopted the Executive Officer Separation Policy (the "Policy"). Gerald J. Malys, Jeffrey G. Clevenger, Garold R. Spindler, Philip C. Wolf, and four other executives ("Participants") are covered under this Policy. Separation benefits are payable to the Participants if employment is terminated in circumstances as described in the Policy. The separation benefits payable to Participants shall be equal to one year of the Participant's base salary plus the Participant's target annual bonus. The Participant also shall be eligible for a pro rata bonus for the year of termination at the discretion of the Compensation Committee. The Participant shall be entitled to outplacement services provided by a firm of the Participant's choice at a cost to Cyprus Amax of up to 15 percent of the Participant's then current base salary plus annual bonus. Commencing upon termination, the Participant also shall be entitled to receive medical benefits (excluding dental) and life insurance for one year following the termination of his employment. The Policy provides that anyone who is a participant in another agreement or arrangement which, upon termination, will provide benefits similar to those under the Policy, shall not be entitled to those benefits under the Policy.

RETIREMENT PLANS

  The Retirement Plan for Salaried Employees of Cyprus Amax (the "Retirement Plan") covers executives and most other salaried employees. The amount of annuity an employee will receive upon retirement on a single-life basis is determined under the formula set forth below. Upon retirement, a married employee receives a reduced annuity payment that continues after death to cover the surviving spouse, unless the employee and the spouse elect one of the alternate options of equivalent actuarial value.

  If an employee retires on the normal retirement date (generally, the later of age 65 or the fifth anniversary of the date participation commenced) the annual benefit payable from the Retirement Plan will be the sum of: (1) 1.7 percent of average annual earnings (base salary plus bonus) received by the employee for service during each year after 1996, plus (2) 1.7 percent of the employee's average annual earnings from 1992 through 1996 multiplied by the employee's number of pre-1997 years of service recognized by Cyprus Amax for retirement plan benefit accrual purposes, less (3) 1.1 percent of the Social Security offset multiplied by the total years of service as of December 31, 1996, and certain other offsets, not to exceed 35 years recognized for Cyprus Amax plan purposes.

  The estimated annual benefits payable to the Named Executives upon retirement at normal retirement age are $174,393 for Milton H. Ward; $211,782 for Gerald J. Malys; $177,410 for Jeffrey G. Clevenger; $126,764 for Garold R. Spindler; and $206,270 for Philip C. Wolf. The foregoing estimates are based on actual covered pay for 1992 through 1996 and 1996 base salary and bonus for years after 1996. The estimates do not reflect the impact of future salary increases.

  The five-year period 1992 through 1996 currently used in the benefit formula described above may be rolled forward by the Board of Directors. The table below provides information on retirement benefits (subject to reduction by a percentage of Social Security benefits), assuming that the formula is applied to average annual remuneration during the five years prior to retirement:

                              PENSION PLAN TABLE

  ASSUMED
 FIVE-YEAR                     YEARS OF BENEFIT SERVICE
  AVERAGE    -------------------------------------------------------------
   ANNUAL              10      15      20
  EARNINGS   5 YEARS  YEARS   YEARS   YEARS  25 YEARS  30 YEARS  35 YEARS
 ----------  ------- ------- ------- ------- --------- --------- ---------
 $  375,000   31,875  63,750  95,625 127,500   159,375   191,250   223,125
    475,000   40,375  80,750 121,125 161,500   201,875   242,250   282,625
    575,000   48,875  97,750 146,625 195,500   244,375   293,250   342,125
    775,000   65,875 131,750 197,625 263,500   329,375   395,250   461,125
    975,000   82,875 165,750 248,625 331,500   414,375   497,250   580,125
  1,175,000   99,875 199,750 299,625 399,500   499,375   599,250   699,125
  1,675,000  142,375 284,750 427,125 569,500   711,875   854,250   996,625
  2,175,000  184,875 369,750 554,625 739,500   924,375 1,109,250 1,294,125
  2,675,000  227,375 454,750 682,125 909,500 1,136,875 1,364,250 1,591,625

  The amounts above are payable upon retirement between ages 62 and 65. For retirement prior to age 62, the annual annuity amounts are reduced as provided in the Retirement Plan. At year-end 1996, the Named Executives had accumulated the years of benefit service stated (excluding additional years under the unfunded non-qualified plan described below): Milton H. Ward, 4 years; Gerald
J. Malys, 11 years; Jeffrey G. Clevenger, 4 years; Garold R. Spindler,
2 years; Philip C. Wolf, 16 years. The Employee Retirement Income Security Act of 1974, as amended, limits the benefits payable from any funded retirement plan that qualifies for federal income tax exemption. The estimated annual benefits payable upon retirement, including amounts set forth in the table above, which exceed such limits are payable from Cyprus Amax's unfunded nonqualified retirement plans which were adopted in 1986.

  In 1988, Cyprus Amax adopted another unfunded non-qualified retirement plan to provide additional retirement benefits for certain executives designated by the Compensation Committee. If an eligible executive continues to work until normal retirement age, he will receive additional retirement benefits that will, when combined with the retirement benefits actually available under the Retirement Plan, equal the benefits he would receive under the Retirement Plan for the lesser of 30 years of service credit or twice the service actually credited under the Retirement Plan. Under the terms of this plan, Milton H. Ward and Gerald J. Malys would be credited with an additional five years of service at normal retirement and Jeffrey G. Clevenger would be credited with an additional eight years of service at normal retirement. Garold R. Spindler and Philip C. Wolf are not eligible for additional years credited at normal retirement. This plan provides for immediate vesting and distribution of accrued benefits in the event of Change of Control, as defined in the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1996, the Compensation Committee was comprised of Billie B. Turner, George S. Ansell, Thomas V. Falkie, Ann Maynard Gray, Michael A. Morphy, Theodore M. Solso and James A. Todd, Jr.; James C. Huntington, Jr. served on the Compensation Committee until May 1996. None of these committee members is currently or has been an officer or employee of the Company or any of its subsidiaries or engaged in any reportable related party transaction with the Company.

  Gerald J. Malys, Cyprus Amax's Senior Vice President and Chief Financial Officer, has been a director of Amax Gold Inc. since November 15, 1993, and has served on the Compensation Committee of the Board of Directors of Amax Gold Inc. between December 1993 and December 1996. Milton H. Ward is the Chairman of the Board of Directors, President and Chief Executive Officer of Cyprus Amax and Chairman of the Board of Directors and Chief Executive Officer of Amax Gold Inc.

SHAREHOLDER PROPOSAL DATE

  Shareholders may submit proposals on matters appropriate for shareholder action consistent with applicable law and the Company's By-Laws. Proposals which shareholders intend to present at the 1998 Annual Meeting of Shareholders must be received by the Secretary of Cyprus Amax by November 24, 1997 to be considered for inclusion in Cyprus Amax's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders.

OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters properly do come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By order of the Board of Directors,

Philip C. Wolf
Senior Vice President, General Counsel
and Secretary

March 21, 1997

  CYPRUS AMAX'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS) MAY BE OBTAINED AT NO CHARGE BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING WHO WRITES TO: SECRETARY, CYPRUS AMAX MINERALS COMPANY, 9100 EAST MINERAL CIRCLE, ENGLEWOOD, COLORADO 80112. EXHIBITS TO THE FORM 10-K ARE ALSO AVAILABLE AT A COST OF TWENTY-FIVE CENTS PER PAGE.

                                  APPENDIX A

                        MANAGEMENT INCENTIVE PROGRAM OF
                         CYPRUS AMAX MINERALS COMPANY

1. PURPOSE

  The purpose of this Program is to further the interests of Cyprus Amax Minerals Company (the "Company"), its Participating Subsidiaries, and its shareholders by providing incentives in the form of stock option grants, stock appreciation rights, and restricted stock awards to Employees who contribute materially to the success and profitability of the Company and such subsidiaries. Such grants and awards will recognize and reward those Employees and create for them an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such persons in the Company's continued success and progress. This Program will also enable the Company and its Participating Subsidiaries to attract and retain key personnel.

2. DEFINITIONS

  For purposes of this Program the following terms shall have the following meanings:

    2.1 "Beneficiary" means a person or persons designated by an Employee to receive, subject to the terms of the Program, in the event of the Employee's death, any unexercised option, Stock Appreciation Right, or Restricted Shares held by the Employee. An Employee may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If an Employee fails effectively to designate a beneficiary, then either the Employee's estate or the person to whom the option, Stock Appreciation Right, or Restricted Shares is transferred by will or by the laws of descent and distribution shall be deemed to be the Employee's beneficiary.

    2.2 "Board" means the Board of Directors of the Company.

    2.3 "Change of Control" means the happening of any of the following events:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction described in Clauses (i), (ii) and (iii) of Paragraph (c) of this Section 2.3; or

      (b) Individuals who, as of January 1, 1990, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 1990, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
    (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

    2.4 "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of incentive stock options and Stock Appreciation Rights relating to incentive stock options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

    2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations issued thereunder.

    2.6 "Committee" means the Compensation and Benefits Committee of the Board, consisting of two or more Directors, each of whom shall be (a) a "non-employee director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and (b) an "outside director" within the meaning of Section 162(m) of the Code.

    2.7 "Common Stock" means the common stock of the Company.

    2.8 "Covered Employee" means an Employee who is a "covered employee" as such term is defined under Section 162(m)(3) of the Code.

    2.9 "Employee" means an individual who is a key employee of the Company or a Participating Subsidiary, including officers and members of the Board who are full-time employees, who satisfy criteria established from time to time by the Committee in its sole discretion.

    2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any rules or regulations issued thereunder.

    2.11 "Fair Market Value Per Share" means, in reference to the Common Stock, with respect to the date of determination the average of the reported highest and lowest sale prices per share on the New York Stock Exchange (or if the Common Stock is not then listed on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is then listed) with respect to the date of determination or in the absence of reported sales on such date, the average of such reported highest and lowest sale prices per share on the next preceding date on which reported sales occurred. If the Common Stock is not listed upon any established exchange, the fair market value per share will be the average of the highest and lowest sale prices in the over-the-counter markets (reported from the NASDAQ System) or, if the Common Stock is not traded on that day, on the next preceding date on which reported sales occurred, provided, that if the Committee, in its sole discretion, determines that such price is not representative of the true fair market value due to the level of trading volume or otherwise, the Committee, in its sole discretion, may determine the "fair market value per share" in a reasonable manner consistent with the Code and taking into account information about sale, bid and asked prices for the Common Stock in the markets where such stock is then traded or eligible for trading. If the Common Stock is not traded publicly on the date of determination, its "fair market value per share" shall be determined by the Board in such manner as the Board, in its sole discretion, may deem appropriate.

    2.12 "Individual Maximum Limit" shall have the meaning set forth in
  Section 4(e).

    2.13 "Participating Subsidiary" means a subsidiary of the Company more than 50% of the outstanding voting shares of each class and series of which are beneficially owned, directly or indirectly, by the Company.

    2.14 "Program" means the Management Incentive Program of Cyprus Amax Minerals Company as set forth herein, and as it may be subsequently amended from time to time.

    2.15 "Restricted Share" shall have the meaning set forth in Section 6.

    2.16 "Restriction Period" means, for any Restricted Share, the entire period when any restrictions apply to such Restricted Share pursuant to
  Section 6.2(a)(i), (ii), or (iii).

    2.17 "Retirement" means termination of an Employee's employment by retirement under the normal, mandatory, disability, age plus service, or consent provisions of the defined benefit pension plan sponsored by the Company or by a Participating Subsidiary in which the Employee participates.

    2.18 "Securities Act" means the Securities Act of 1933, as amended from time to time, and any rules or regulations issued thereunder.

    2.19 "Section 16" means Section 16 of the Exchange Act, as amended from time to time and any rules or regulations issued thereunder, including but not limited to Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

    2.20 "Stock Appreciation Right" shall have the meaning set forth in
  Section 5.12.

    2.21 "Total Disability" means a disability with respect to which an Employee is eligible for and is receiving disability benefits under a long-term disability program sponsored by the Company or a Participating Subsidiary.

3. EFFECTIVE DATE

    3.1 Effective Date.

      The Program was originally adopted by the sole shareholder of the Company on May 28, 1985, and became effective as of July 1, 1985. The Program was most recently amended and restated in its entirety and approved by shareholders effective as of May 7, 1992. The Program, as amended and restated herein, will be presented to the shareholders of the Company on May 7, 1997 (the "Approval Date" ) for approval and if approved, it will apply to all grants and awards made on or after the Approval Date.

    3.2 Grants and Awards Made Before Approval Date.

      Subject to Sections 10.1(c) and (d), all grants and awards made prior to the Approval Date shall continue to be governed by the terms of the Program, and amendments thereto, which were in effect prior to the Approval Date.

    3.3 Discontinuance.

      This Program shall remain in effect until discontinued by the Board as provided in Section 11.3.

4. ELIGIBILITY

    (a) Participation in this Program is limited to Employees.

    (b) Subject to Subsection (d), the Committee from time to time shall establish the total number of grants and awards to be made to all Employees.

    (c) The Committee shall determine the specific grants and awards made to any Employee who is a person subject to Section 16 or who is a Covered Employee. The Committee may delegate to one or more officers of the Company the authority to determine, under criteria established by the Committee, the other Employees to whom grants and awards may be made and the number of options that may be granted or the number of Restricted Shares that may be awarded to each such Employee, or the Committee itself may make all such determinations. No Employee shall have any right to participate in any portion of the Program unless and until so selected. Any Employee selected to participate during any one period shall not by virtue of such participation participate for any other period unless and until selected to participate for such other period.

    (d) The total of the number of shares for which options may be granted during each fiscal year and the number of Restricted Shares which may be awarded during the same fiscal year (together, the "maximum annual grants and awards" ) shall be the sum of:

      (i) 1.2% of the number of outstanding shares of Common Stock (excluding treasury shares) as of the end of the immediately preceding fiscal year, plus

      (ii) the cumulative number of carry forward shares (as defined below) from all prior-fiscal years (including the immediately preceding fiscal year) which shall not yet have been used to make grants and awards in any intervening period.

      The number of "carry forward shares" from all fiscal years ending on or before December 31, 1996, collectively, shall be 324,598. The number of "carry forward shares" from each fiscal year (the "Accumulation Year" ) ending on or after December 31, 1997, shall be the amount, if any, by which (i) 1.2% of the number of outstanding shares of Common Stock (excluding treasury shares) as of the end of the fiscal year immediately preceding the Accumulation Year exceeds (ii) the total of the number of shares for which options were granted during the Accumulation Year and the number of Restricted Shares awarded during the Accumulation Year. Any determination of the maximum annual grants and awards for any fiscal year, including any determination of the number of carry forward shares from any prior fiscal year, shall take into account and be appropriately adjusted for any intervening changes in capitalization as provided in Section 7.2.

    (e) Notwithstanding any provision of this Program to the contrary, no Covered Employee shall be granted options (with or without Stock Appreciation Rights) and awarded Restricted Shares in any fiscal year of more than 10% of the maximum annual grants and awards as calculated in accordance with Section 4(d) (the "Individual Maximum Limit" ); provided however, that the Covered Employee who is the chief executive officer of the Company or who is acting in such capacity may be granted options (with or without Stock Appreciation Rights) and awarded Restricted Shares in excess of the Individual Maximum Limit, but in no event in excess of 50% of the maximum annual grants and awards as calculated in accordance with
  Section 4(d).

5. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    5.1 Shares Subject to Option.

      (a) The aggregate number of shares which may be issued under incentive stock options (as defined in Section 5.3(a)) shall not exceed 5,000,000.

      (b) The shares of Common Stock to be offered under this Program will be reacquired, purchased or unissued shares, as the Board may determine. Options shall be granted only in respect of shares of the Common Stock.

    5.2 Grants of Options.

      (a) Options shall be granted by the Company in accordance with the decisions of the Committee and the officers to whom the Committee may delegate authority pursuant to Section 4(c).

      (b) No incentive stock option shall be granted after June 30, 2006.

    5.3 Types of Options.

      (a) New options granted to Employees may be either of a type that meets the requirements of Section 422(b) of the Code ("incentive stock options" ), or of a type that does not meet such requirements ("non-statutory options" ) if otherwise consistent with the provisions of this Program.

      (b) To the extent incentive stock options are granted and the aggregate Fair Market Value Per Share (determined as of the date the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year under this Program and any other stock option plan of the Company or any parent or subsidiary exceeds $100,000, the portion of the option that exceeds $100,000 shall be treated as a non-statutory option. Should any of this Section 5.3(b) not be necessary in order for the options to qualify as incentive stock options, or should any additional provisions be required, the Committee may amend the Program accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

    5.4 Option Price.

    The price per share at which options may be exercised shall be determined by the Committee, in its sole discretion, but shall not be less than 100% of the Fair Market Value Per Share on the date the option is granted.

    5.5 Period of Option.

    The expiration date of each option shall be that determined by the Committee, in its sole discretion, but in no event shall the expiration date be later than ten (10) years from the date an option is granted.

    5.6 Restrictions on Transfer.

      (a) Except as provided in Subsection (b) below, options and any rights or privileges pertaining thereto shall not be transferable other than by will or the laws of descent and distribution or, in the case of options granted after August 31, 1992, if the terms of a grant so permit, pursuant to a qualified domestic relations order (as defined for purposes of Rule 16b-3 of the Exchange Act) and shall be exercisable during the Employee's lifetime only by such Employee or the Employee's guardian or legal representative.

      (b) Notwithstanding Subsection 5.6(a), an Employee may elect to irrevocably transfer some or all of the non-statutory options (and related Stock Appreciation Rights, if any), which have been or will be granted to him, to one or more of his spouse, children and grandchildren, or to one or more trusts established solely for the benefit of the Employee's spouse, children and grandchildren; provided, however, that:

        (i) the option agreement expressly provides for such transfer and, with respect to options currently outstanding, the Committee, in its sole discretion, agrees to amend or has amended the Employee's option agreement to provide for such transfer;

        (ii) the Employee shall receive no consideration for such transfer;

        (iii) the option, once transferred, may not again be transferred except by will or by the laws of descent and distribution; and

        (iv) such option, once transferred, remains subject to the same terms and conditions of the option as in effect before the transfer and the transferee has complied with Subsection (c).

        The Committee shall establish such rules and procedures as it, in its sole discretion, deems necessary or desirable to effect such transfers.

        Neither the Company, a Participating Subsidiary, the Board, or the Committee has any obligation to provide notice to any transferee of any option expiration date.

      (c) No transferred option shall be exercisable unless and until the Company receives written notice, which must be in a form and manner satisfactory to the Committee, in its sole discretion, from a transferee to the effect that a transfer has occurred, identifying the options transferred, identifying the transferee and relation to the Employee, and any other information the Committee, in its sole discretion, determines necessary or desirable, the transferee acknowledges that the option is subject to the Program and the option agreement between the Company and the Employee, and that the transferee will comply with all applicable provisions of the Program and such option agreement.

      (d) Any Employee to whom an option is granted may designate a Beneficiary who shall have the right to exercise the option after the Employee's death.

    5.7 Required Period of Employment.

      (a) In respect of options granted before July 30, 1987, a portion not in excess of 50% of the shares represented by the option shall be exercisable by the Employee to whom the option has been granted after such Employee shall have completed a period of not less than one year of continuous employment with the Company or a Participating Subsidiary immediately following the date on which the option is granted.

      (b) Options granted on or after July 30, 1987, but before May 7, 1992, shall be exercisable by the Employee to whom the option has been granted after such Employee shall have completed a period of not less than two years of continuous employment with the Company or a Participating Subsidiary immediately following the date on which the option is granted.

      (c) Options granted on or after May 7, 1992, shall be exercisable by the Employee to whom the option has been granted after such Employee shall have completed such period of continuous employment, if any, with the Company or a Participating Subsidiary immediately following the date on which the option is granted as shall be specified in the option agreement.

      (d) Notwithstanding the foregoing, upon a Change of Control, all options granted hereunder shall become exercisable to the full extent of the original grant.

    5.8 Exercise of Option.

      After completion of the required period of employment, if any, an option may be exercised according to its terms during the balance of the option period, except as otherwise provided in Section 5.9. The option may be exercised only by the Employee to whom it is granted, except as otherwise provided in Sections 5.6 and 5.9.

    5.9 Termination of Employment.

      (a) Termination. If an Employee to whom an option is granted ceases to be employed either by the Company or by a Participating Subsidiary for a reason other than Retirement or Total Disability before the option has been exercised in full, then the option (or the unexercised portion thereof) shall expire at the time specified in the option agreement (which shall be, in any event, no later than the expiration date of the option).

      (b) Retirement. If upon Retirement, the Employee has completed the required period of employment as provided in Section 5.7, the option shall be exercisable by the Employee, but only within the period specified in the option agreement (which period shall end not later than three (3) years after the date of Retirement and, in any event not later than the expiration date of the option). If an Employee to whom this Section 5.9(b) is applicable dies before the expiration of the period specified in the option agreement during which the option may be exercised in part or in full, then the option (or the unexercised portion thereof) shall be exercisable by the Beneficiary of the Employee during the remainder of such three year period following Retirement plus three months but, in any event, not later than the expiration date of the option.

      (c) Change of Control. Notwithstanding the foregoing, except with respect to incentive stock options granted prior to January 22, 1990, unless the option provides for a greater period of exercise when granted, if an Employee ceases to be employed by the Company or a Participating Subsidiary at or after a Change of Control, other than by reason of death or Retirement, any option held by such Employee shall be exercisable for ninety (90) days but in no event later than the expiration date of the option.

      (d) Total Disability. If an Employee to whom an option is granted ceases to be employed by the Company or by a Participating Subsidiary on account of Total Disability before the option has been exercised in full, then the option (or the unexercised portion thereof) shall expire at the time specified in the option agreement (which shall be, in any event, no later than the expiration date of the option).

      (e) Death. If an Employee to whom an option is granted ceases to be employed by the Company or by a Participating Subsidiary on account of such Employee's death and such death occurs before the option has been exercised in full, then the option (or the unexercised portion thereof) shall expire at the time specified in the option agreement (which shall be, in any event, no later than the expiration date of the option).

      (f) Transferred Employees. Effective August 25, 1994, Amax Gold Inc. shall be treated as a Participating Subsidiary for purposes of applying the provisions of this Section 5.9. With respect to options granted prior to August 25, 1994, an Employee who transfers from the Company to Amax Gold Inc. will have the ability to elect either:

        (i) to retain all vested and unvested options under the terms of the Program as in effect on such date of transfer, without treating Amax Gold Inc. as a Participating Subsidiary, in which case any incentive stock options granted shall expire on the ninetieth
      (90th) day following such Employee's transfer to Amax Gold Inc., or

        (ii) to have non-statutory options substituted for the original incentive stock options to remain outstanding for the original terms of the grant provided the Employee remains employed by Amax Gold Inc.

    5.10 Payment for Shares.

      Shares purchased upon exercise of an option shall be paid for in full at the time the option is exercised. The payment may be in cash or, subject to such rules as the Committee may establish from time to time, in shares of Common Stock, or other property, or any combination thereof. The shares of Common Stock received will be valued at Fair Market Value Per Share on the date of exercise.

    5.11 Option Agreement.

      Each grant of options shall be evidenced by a written agreement which contains such terms and conditions consistent with the Program as the Committee, in its sole discretion, may determine. In addition, the option agreement may contain such other terms, provisions and conditions as may be determined by the Committee, in its sole discretion, so long as those terms, provisions and conditions are not inconsistent with the provisions of this Program.

    5.12 Stock Appreciation Rights.

      (a) Stock Appreciation Rights may be granted in connection with all or part of any option granted under this Program, either at the time of the grant of such option or at any time thereafter during the term of the option, and shall entitle the holder of the related option to the extent unexercised, upon exercise of the Stock Appreciation Rights and surrender of the related option (or applicable portion thereof), to receive a number of the shares of the Common Stock or cash, as determined pursuant to Section 5.12(b). Such option shall, to the extent so surrendered, thereupon cease to be exercisable.

      (b) Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Program as shall from time to time be determined by the Committee, in its sole discretion, and to the following terms and conditions:

        (i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the option to which they relate shall be exercisable.

        (ii) Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Stock Appreciation Rights shall have completed a period of continuous service with the Company or a Participating Subsidiary, or both, immediately following the date upon which the Stock Appreciation Rights shall have been granted, which period shall be determined by the Committee in its sole discretion.

        (iii) Upon an exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of the shares of Common Stock equal in aggregate value to the amount by which the Fair Market Value Per Share of such stock on the date of such exercise shall exceed the option price per share of the related option, multiplied by the number of shares in respect of which the Stock Appreciation Rights have been exercised. All or any part of the obligation arising out of an exercise of Stock Appreciation Rights may, in the sole discretion of the Committee, be settled by the payment of cash equal to the aggregate value of the shares (or a fraction of a share) that would otherwise be delivered under the preceding sentence of this Section 5.12(b)(iii).

        (iv) Stock Appreciation Rights shall not be transferable other than with the option to which they relate whenever such option may be transferred in accordance with Section 5.6. Stock Appreciation Rights shall be exercisable during the Employee's lifetime only by the Employee or the Employee's guardian or legal representative. Any Beneficiary who is entitled to exercise an option shall be entitled to exercise any related Stock Appreciation Rights.

      (c) To the extent that Stock Appreciation Rights which relate to an incentive stock option shall be exercised, that incentive stock option shall be deemed to have been exercised for the purpose of the maximum limitation set forth in Section 5.1(a).

      (d) Notwithstanding the foregoing, any Stock Appreciation Rights outstanding as of the date of a Change of Control and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

    5.13 Surrender of Option Following Death.

      Following the death of an Employee, the Company may, in its sole discretion, upon the request of such Employee's Beneficiary who holds an exercisable option and in consideration for the surrender of such option, pay the amount by which the Fair Market Value Per Share of the Common Stock on the date of such request shall exceed the option price per share multiplied by the number of shares as to which the request is made.

    5.14 Limited Stock Appreciation Rights.

      Notwithstanding any other provision of this Program, upon a Change of Control other than a Change in Control specified in Clause (a) of the definition of Change of Control, arising as a result of beneficial ownership (as defined therein) by the Employee of Outstanding Company Common Stock or Outstanding Company Voting Securities (as such terms are defined in the definition of Change of Control), in the case of stock options other than incentive stock options granted prior to January 22, 1990, during the 60-day period from and after a Change of Control (the "Exercise Period" ), unless the Committee shall determine otherwise at the time of grant, an Employee shall have the right, in lieu of the payment of the exercise price of the shares of Common Stock being purchased under the stock option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the stock option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the stock option multiplied by the number of shares of Common Stock granted under the stock option as to which the right granted under this Section
    5.14 shall have been exercised.

6. RESTRICTED STOCK AWARDS

    6.1 Shares Subject to Awards.

      Awards of Restricted Shares shall be limited in number each fiscal year as provided in Section 4(d). The shares which may be issued under the Program may be reacquired, purchased or unissued shares, as the Board may determine. Restricted Shares shall be awarded only in shares of Common Stock.

    6.2 Awards of Restricted Shares.

      (a) Each award of Restricted Shares shall be evidenced by a written agreement which shall contain such terms and conditions consistent with the Program as shall from time to time be determined by the Committee, in its sole discretion, and to the following terms and conditions:

        (i) none of the Restricted Shares may be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise specifically provided, during the Restriction Period;

        (ii) all of the Restricted Shares shall be forfeited and shall be returned to the Company and all rights of the Employee to such Restricted Shares shall terminate without any payment of consideration by the Company if the Employee fails to remain in the continuous employment of the Company or a Participating Subsidiary for such period as the Committee shall designate in accordance with
      Section 6.4, unless the employment is terminated by reason of death, Total Disability, or Retirement; and

        (iii) if so provided in the terms of the award agreement, the Restricted Shares, in whole or in part, shall be forfeited and shall be returned to the Company and all rights of the Employee to such Restricted Shares shall terminate without any payment of consideration by the Company if performance goals or other factors specified in the terms of the award agreement are not attained.

      (b) With respect to any Covered Employee, the Committee, in its sole discretion, may determine that such Restricted Shares will vest only upon the achievement of specific performance goals that are established by the Committee. If the award agreement requires performance goals, the performance goals must:

        (i) be in writing;

        (ii) be established not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the goal is established. Regardless of when the goal is established, it will not be considered to be substantially uncertain or "preestablished" if it is established after 25 percent of the period of service has elapsed;

        (iii) include, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the goal is reached.

        Further, the Committee must certify in writing that the performance goals established by the Committee and any other material terms have been satisfied, before stock certificates are distributed without restrictions under this Program.

      (c) Upon and following the date a certificate for the Restricted Shares is issued to an Employee (except following a forfeiture of the Restricted Shares as set forth above in this Section 6.2), the Employee shall have all of the rights of a shareholder including but not limited to the right to receive all dividends paid on such shares (reduced by any amounts the Company may be required to withhold for taxes) and the right to vote such shares. Any securities or other property (excluding cash in payment of normal dividends) that may be distributed with respect to the Restricted Shares shall be received and held by the Employee subject to the same restrictions as the Restricted Shares.

    6.3 Certificates for Shares.

      (a) As soon as practicable after the receipt by the Company of an award agreement executed by the Employee as provided in Section 6.2 and of a stock power endorsed by the Employee in blank with respect to the Restricted Shares covered by the award agreement, unless a later date for issuance of stock certificates is provided in the award agreement, the Company, in its sole discretion, upon the Employee's written request, may cause to be issued a stock certificate, registered in the name of the Employee, evidencing the Restricted Shares awarded by the agreement. Each such certificate shall bear a legend substantially in the following form:

              "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Management Incentive Program of Cyprus Amax Minerals Company and an Agreement entered into between the registered owner of such shares and Cyprus Amax Minerals Company or one of its Participating Subsidiaries. A copy of the Program and Agreement is on file in the office of the Secretary of Cyprus Amax Minerals Company, 9100 East Mineral Circle, Englewood, Colorado."

        Such legend shall not be removed from any stock certificate evidencing such Restricted Shares until the lapse or release of the restrictions imposed pursuant to Section 6.2(a) on such Restricted Shares.

      (b) As an alternative to delivering any stock certificate to the Employee pursuant to Section 6.3(a) above, the Company in its sole discretion may cause each certificate in respect of Restricted Shares awarded hereunder, together with a stock power relating to such Restricted Shares, to be deposited by the Company with a custodian (which may be the Company) to be designated by the Company. In such event, the Company shall cause such custodian to issue to the Employee a receipt evidencing any stock certificate held by it registered in the name of such Employee. Notwithstanding the provisions of Subsection (a) or this Subsection, the Company may adopt such other procedure that it, in its sole discretion, deems appropriate to evidence the right of the Employee to Restricted Shares.

      (c) The Employee shall not be deemed for any purpose to be, or have any rights as, a shareholder of the Company with respect to any Restricted Shares awarded except if, as and when a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

      (d) As soon as practicable after the lapse or release of the restrictions imposed pursuant to Section 6.2(a) on any such Restricted Shares, the Company shall cause to be issued in the Employee's name a stock certificate evidencing the Restricted Shares with respect to which the restrictions have lapsed or been released, free of the legend provided in Section 6.3(a), and shall cause such stock certificate to be delivered to the Employee, upon surrender to the Company of the previously issued certificate(s) representing the same Restricted Shares.

    6.4 Restriction Period.

      The restrictions set forth in Section 6.2(a)(i) shall lapse only when the restrictions set forth in Section 6.2(a)(ii) shall lapse and the restrictions, if any, established pursuant to Section 6.2(a)(iii) shall lapse. Subject to Section 6.5, the restrictions set forth in Section 6.2(a)(ii) shall lapse:

        (i) after one year from the date of award with respect to not in excess of 25% of the Restricted Shares comprising an award to an employee,

        (ii) after two years with respect to not in excess of 50% of such Restricted Shares,

        (iii) after three years with respect to not in excess of 75% of such Restricted Shares, and

        (iv) as to all Restricted Shares comprising an award to an Employee no sooner than four years, as the Committee shall determine in the case of each award.

      The restrictions, if any, established pursuant to Section 6.2(a)(iii) shall lapse at the time specified in the terms of the award agreement.

    6.5 Lapse of Restrictions.

      (a) In the event that the employment of an Employee is terminated prior to the lapse of restrictions on Restricted Shares by reason of death, Total Disability, or Retirement, the restrictions on all Restricted Shares awarded to such Employee shall lapse on the date of such termination, except as may otherwise be provided in the terms of the award agreement.

      (b) The Committee shall have the authority to accelerate the time at which the restrictions will lapse or to remove any of such restrictions whenever it may decide, in its sole discretion, that, by reason of changes in applicable law or other material changes in circumstances arising after the date of the award, such action is in the best interests of the Company and equitable to the Employee. The Committee, in its sole discretion and subject to such terms and conditions as the Committee may determine, may include in any award of Restricted Shares, and may amend any outstanding award to cause it to include, a right of the Employee upon termination of employment, other than by reason of death, Total Disability, or Retirement to receive cash equal to the Fair Market Value Per Share of such Restricted Shares on the date of such termination.

      (c) Notwithstanding any other provision of the Program to the contrary, in the event of a Change of Control, the restrictions applicable to any Restricted Shares shall lapse and such Restricted shares shall become free of all restrictions and fully vested to the full extent of the original grant.

7. ADJUSTMENTS FOR COMPANY CHANGES

    7.1 Rights and Powers Reserved.

      The existence of any outstanding option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue or sale of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock of the Company, any sale or transfer of all or any part of the assets or business of the Company, the liquidation or dissolution of the Company or any other corporate act or proceeding, whether of a similar character or otherwise. Except as expressly provided in this Program, the issue or sale by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, either upon direct sale or the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any outstanding option.

    7.2 Changes in Capitalization.

      In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of common stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Program, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of common stock (or other securities or property) which thereafter may be made the subject of awards, (ii) the number and type of shares of common stock (or other securities or property) subject to outstanding grants and awards, and (iii) the grant, purchase, or exercise price with respect to any grant or award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding grant or award, and (iv) the aggregate number of shares which may be issued as incentive stock options pursuant to Section 5.1(a); provided, however, in each case, that with respect to grants of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause this Program to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of shares subject to any grant or award denominated in shares shall always be a whole number.

8. RELATIONSHIP OF PROGRAM TO BENEFIT PLANS

  Unless otherwise determined by the Committee, no income of an Employee attributable to this Program shall be included in the Employee's earnings for purposes of any benefit plan in which the Employee may be eligible to participate or any termination or severance pay of the Company or any subsidiary or parent corporation of the Company nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

9. EFFECT OF PROGRAM ON RIGHT TO CONTINUED EMPLOYMENT AND INTEREST IN PARTICULAR PROPERTY

  Neither the existence of this Program nor any grant of an option or award of Restricted Shares pursuant to it shall create any right to continued employment of any Employee or any other employee by the Company or any subsidiary, nor shall there be a limitation in any way on the right of the Company or any subsidiary of the Company by which an Employee is employed to terminate such Employee's employment at any time. No person shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Company or of any Participating Subsidiary or in any particular share or shares of the Company that may be held either by the Company or by any Participating Subsidiary (other than Restricted Shares held by a custodian) by virtue of any grant of an option or award of Restricted Shares.

  This Program shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice, or arrangement that may now or hereafter be provided for the payment of compensation, special awards or employee benefits to employees generally, or to any class or group of employees, such as and without limitation, any savings, thrift, profit-sharing, pension, retirement, excess benefit, group insurance, health care or other welfare plans. Any such arrangements may be authorized by the Board and any payment thereunder made independently of this Program.

10. ADMINISTRATION

    10.1  Committee Authority.

      (a) The Committee shall have full authority to act under this Program insofar as it relates to grants and awards of options, Stock
    Appreciation Rights and Restricted Shares. The terms of grants and awards need not be uniform.

      (b) The Committee is authorized to interpret and administer this Program, and to establish general criteria and precedents for the terms and conditions upon which awards shall be made and options granted. The Committee shall have the authority to adopt, alter and repeal administrative rules, guidelines and practices governing this Program as it, from time to time, deems advisable; to interpret the terms and provisions of this Program and any grant or award issued under this Program (and any related agreement); and to otherwise supervise the administration of this Program. The Committee may correct any defect, supply any omission, conform the Program to any change in law or regulation, or reconcile any inconsistency or ambiguity in this Program or in any grant or award issued in the manner and to the extent it shall deem necessary to carry this Program into effect.

      (c) Notwithstanding any provision in this Program to the contrary, the Committee may, in its sole discretion, extend the post-termination exercise period, accelerate vesting, and waive any required period of employment for any option, award or right granted or to be granted to any Employee, and may amend the Program and/or the option agreement or award agreement consistent herewith.

      (d) The Committee, in its sole discretion, may at any time amend the terms of any outstanding grant or award made prior to the Approval Date, or the terms of any outstanding grant or award which may be made thereafter, in any manner such that the terms of such grant or award as so amended are not inconsistent with the provisions of this Program, provided that no such amendment which may adversely affect the Employee holding such grant or award shall become effective without the written consent of such Employee.

      (e) The Committee may delegate any or all of its administrative responsibilities under the Program to one or more officers or employees of the Company; provided however, that the Committee may not delegate its responsibilities with respect to Covered Employees or to Employees who are subject to Section 16. To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Committee.

    10.2 Finality of Determinations.

      Any decision, interpretation, or other action made or taken in good faith by the Board or the Committee within their respective areas of authority under the provisions of this Program shall be final, binding and conclusive on the Company, Participating Subsidiaries and all Employees, and their respective heirs, executors, administrators, successors and assigns.

11. AMENDMENT AND DISCONTINUANCE

    11.1 Incentive Stock Options.

      Subject to the limitations contained in Section 11.2, the Committee may, without further action by the shareholders and without further consideration to the Company, amend this Program so that options theretofore or thereafter granted under this Program shall meet the requirements of any provision of the Code applicable to incentive stock options, including without limitation, requirements arising as a result of amendments to the Code that become effective after adoption of this Program.

    11.2 Other Amendments.

      The Board may, from time to time, amend this Program, or any provisions thereof, except that, without shareholder approval, the Board may not amend the following:

      (a) The maximum limitations with respect to the number of grants and awards which may be made as incentive stock options and as Restricted Shares shall not be amended. The aggregate number of shares which may be issued under incentive stock options shall not be amended. The total number of options granted plus Restricted Shares awarded to any Covered Employee shall not be amended.

      (b) The minimum price per share at which options granted as incentive stock options may be exercised shall not be reduced below 100% of the Fair Market Value Per Share of such shares on the date the option is granted.

      (c) The authority of the Committee may not be reduced.

      (d) No option granted or Restricted Shares awarded to any Employee before any amendment shall be adversely affected by such amendment without such Employee's consent.

      (e) This Section 11.2 may not be amended.

    11.3 Discontinuance.

      The Board may suspend or discontinue the Program, in whole or in part, at any time, but any such suspension or discontinuance shall not affect options granted or Restricted Shares awarded prior thereto.

12. GENERAL PROVISIONS

    12.1 Certificates.

      No certificate for shares of Common Stock distributable pursuant to the Program shall be issued and delivered unless the issuance of such certificates complies with all applicable legal requirements including, without limitation, compliance with the provisions of the Securities Act, the Exchange Act, and the requirements of the exchanges on which the Common Stock may, at the time, be listed.

    12.2 Severability.

      If any provision of this Program or any grant or award is or becomes invalid, illegal, or unenforceable in any jurisdiction, or as to any person, or would disqualify this Program or any grant or award under any law or regulation deemed applicable by the

    Committee (including regulations under Section 16), such provision shall be construed or deemed amended to conform to applicable laws and regulations, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Program or the grant or award, such provision shall be stricken as to such jurisdiction or person and the remainder of this Program or the grant or award shall remain in full force and effect.

    12.3 Compliance with Foreign Law.

      The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of foreign countries in which the Company may operate to assure the viability of the benefits of awards and grants made to Employees employed in such countries and to meet the intent of this Program.

    12.4 Liability.

      No member of the Board or the Committee nor any employee of the Company or any subsidiary or parent corporation of the Company shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Program have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

    12.5 Withholding of Taxes.

      The Company, in its sole discretion, shall have the right either (a) to reduce the number of shares of Common Stock otherwise deliverable pursuant to this Program by an amount which would have a Fair Market Value Per Share equal to the "Taxable Amount" or (b) to delay the transfer of all shares of common stock otherwise deliverable pursuant to the Program until the Employee has transferred to the Company a cash payment equivalent to the "Taxable Amount." For purposes of this Section, "Taxable Amount" means the amount of all Federal, state or local taxes to be withheld, based upon the tax rates then in effect or the tax rates that the Company reasonably believes will be in effect for the applicable tax year or to deduct the amount of such taxes from any cash payment to be made to an Employee, pursuant to this Program or otherwise. In connection with such withholding, the Committee may make such arrangements as are consistent with the Program as it may deem appropriate.

    12.6 Unfunded Status of Program.

      This Program is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to an Employee by the Company, nothing contained herein shall give any such Employee any rights that are greater than those of a general creditor of the Company.

    12.7 Governing Law.

      This Program and actions taken in connection herewith shall be governed and construed, to the extent not superseded by applicable federal law, in accordance with the laws of the State of Colorado.

    12.8 Construction.

      Wherever any words are used in this Program in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

    12.9 Costs.

      The Company shall bear all expenses incurred in administering this Program, including expenses of issuing Common Stock pursuant to any grants or awards hereunder.

    12.10 Successors.

      This Program shall be binding upon and inure to the benefit of any successor or successors of the Company.

    12.11 Headings.

      Article and section headings contained in this Program are included for convenience only and are not to be used in construing or interpreting this Program.

                          CYPRUS AMAX MINERALS COMPANY
     THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD
                    OF DIRECTORS OR THE TRUSTEES NAMED BELOW

  The undersigned hereby appoints Milton H. Ward, Philip C. Wolf, and Dale E. Huffman, and each or any of them, the proxies and agents of the undersigned, with full power of substitution, to represent and vote in accordance with the instructions given herein all the shares of the common stock of Cyprus Amax Minerals Company held of record by the undersigned at the close of business on March 10, 1997 at the Annual Meeting of the Shareholders of Cyprus Amax Minerals Company to be held in the Summit Room of the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112, on May 7, 1997 at 10:00 a.m. or at any adjournment thereof, and directs the Trustees of the Cyprus Amax Minerals Company Savings Plan and Trust, Cyprus Amax Minerals Company Thrift Plan For Bargaining Unit Employees, CSM Industries, Inc. Savings Plan, and Luzenac America Employee Savings Plan (the "Plans") (as applicable, with respect to shares of common stock held for the benefit of the undersigned) to vote in person or by proxy at such annual meeting, all shares held by or for the benefit of the undersigned. The Trustees for the Plans will vote unallocated and/or undirected shares of the Company's stock held by them in direct proportion to the voting of shares for which instructions have been received.
  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3 AND AGAINST ITEM 4 EXCEPT AS NOTED ABOVE WITH RESPECT TO THE PLANS. UNLESS AUTHORITY TO VOTE FOR NOMINEES IN ITEM 1 IS WITHHELD, A VOTE FOR THE ELECTION OF DIRECTORS WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR ANY NOMINEE WHOSE NAME IS NOT LINED THROUGH ON THE REVERSE SIDE AND FOR ANOTHER NOMINEE IF ANY OF THE NAMED NOMINEES IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE.

                                          CYPRUS AMAX MINERALS COMPANY
                                          P.O. BOX 11255
                                          NEW YORK, N.Y. 10203-0255

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3 AND AGAINST
ITEM 4.

                     (Continued and to be signed and dated on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------
1. Election of Directors   FOR all nominees [X]   WITHHOLD AUTHORITY to vote [X]
                           listed below           for all nominees listed below

Nominees: John Hoyt Stookey, Billie B. Turner, and Milton H. Ward
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
 FOR ABOVE AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

2. Approval of the Management Incentive Program,  3. Appointment of Price
   as amended and restated.                          Waterhouse LLP as
                                                     independent accountants.

FOR [X]     AGAINST [X]     ABSTAIN [X]     FOR [X]    AGAINST [X]  ABSTAIN [X]
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS THAT   5. OTHER MATTERS. In their discretion,
YOU VOTE "AGAINST" PROPOSAL 4.              the proxies are authorized to vote
---------------------------------------     upon other matters not known to the
4. Shareholder proposal relating to         Board of Directors on March 21, 1997
   an Independent Nominating Committee.     that may come before the meeting and
FOR [X]    AGAINST [X]    ABSTAIN [X]       upon matters incident to the conduct
---------------------------------------     of the meeting.

                                                       Change of Address
                                                       and/or Comments
                                                       Mark Here             [X]

                                            NOTE: Please sign exactly as name
                                            appears. Joint owners should each
                                            sign. If signing as attorney,
                                            executor, administrator, agent,
                                            trustee or guardian, please give
                                            full title as such. If signing on
                                            behalf of a corporation, the full
                                            corporate name should be indicated
                                            and an authorized corporate officer
                                            should sign.


                                            Dated: ____________________, 19__

                                            _________________________________
                                                         Signature

                                            _________________________________
                                                Signature (if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY      VOTES MUST BE INDICATED (X)
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.  IN BLACK OR BLUE INK         [X]
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